PROJECT WOLFPACK

Discussion Materials

November 14, 2006

Banc of America Securities LLC Disclaimer

These materials have been prepared by Banc of America Securities LLC (“BAS”) for the BAS client or potential client to whom such materials are directly addressed and delivered (the “Company”) in connection with an actual or potential mandate or engagement and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with BAS. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by BAS. BAS assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the managements of the Company and/or other potential transaction participants or obtained from public sources, BAS has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by BAS in connection herewith. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by BAS (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. BAS assumes no obligation to update or otherwise revise these materials. These materials have not been prepared with a view toward public disclosure under state or federal securities laws or otherwise, are intended for the benefit and use the Company, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of BAS. These materials may not reflect information known to other professionals in other business areas of BAS and its affiliates.

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2

Table of Contents

I.	Introduction			4

II.	Situation Overview			7

III.	Analysis of Strategic Alternatives			21

	A.	Execute Strategic Plan and Return Capital to Shareholders		22

		1.	Increase Regular Dividend	23

		2.	Share Repurchase	26

		3.	Special Dividend	29

	B.	Follow-On Offering		32

	C.	Potential Sale		38

Appendices

A.	Summary Ownership and Trading Information			48

B.	Summary Pro Forma Financials			52

C.	Detailed Comparable Company Analysis			57

3

I. Introduction

4

Introduction

Introduction	• Bank of America is pleased to have the opportunity to provide an update to the Board of Directors of WOLFPACK regarding strategic alternatives

Improved Company Performance	• Since we originally provided our thoughts to the Board two years ago, the Company’s performance has improved significantly
• Management has executed on its strategic plan
• Rationalized underperforming and / or non-core assets
• Strengthened core operations
• Focused on organic growth program
• Continued to source, complete and integrate acquisitions
• The result has been strong revenue growth (CAGR of 7.2% from 2004 - 2006E) and significant margin improvement (2006E EBITDA margin of 21.3% versus 2004 EBITDA Margin of 19.0%)

•     Company performance has been recognized by the marketplace and has resulted in significant share price appreciation - more than 160% for WOLFPACK compared to approximately 28% for the Russell 2000 over the past two years

Favorable Industry Dynamics	• At the same time, the Company has benefited from favorable industry trends
• Increased focus on pricing discipline and return metrics across the industry
• Companies are posting strong results, driving share price appreciation across the industry
• The overall sector has seen EBITDA multiple expansion
• Substantial public and private equity investor interest

5

Introduction (cont.)

Positive Market Conditions	• Broad market conditions are highly favorable
• Equity markets are strong and liquid
• M&A activity at historically high levels
• Significant capital available for investment from both corporate acquirors and financial sponsors
• Highly favorable debt markets

Strategic Alternatives	• Now is an appropriate time to review strategic alternatives to ensure WOLFPACK is maximizing shareholder value and optimizing the objectives of its stakeholders
• BAS has evaluated the following strategic alternatives available to WOLFPACK:
• Continue to execute its strategic plan and opportunistically return capital to shareholders
• Regular dividend increase
• Share repurchase
• Special dividend
• Execute a follow on equity offering
• Proceeds from any primary shares issued to be used for debt paydown or growth initiatives
• Secondary share selling would increase float and provide insiders some liquidity
• Pursue a sale transaction with either a strategic partner or a financial sponsor

6

II. Situation Overview

7

Strong Projected Financial Performance

•	WOLFPACK’s execution on its strategic plan has positioned the Company for future growth

•	Continued profitable organic growth

•	The financial flexibility to make strategic acquisitions

•	Further margin improvement through continued focus on best practices and internalization opportunities

8

Share Price History

Source: FactSet Research Systems, Inc. as of Nov 10, 2006.

9

WOLFPACK Has Significantly Outperformed The Broader Solid Waste Sector

Source: FactSet Research System, Inc. as of November 10, 2006.

(a)	Index begins as of November 10, 2004.

(b)	Peer Index is equal-weighted and consists of Allied Waste Industries, Casella Waste Systems, Republic Services, Waste Connections, Waste Management and Waste Services.

10

Improving Performance Has Resulted in Multiple Expansion

Source: FactSet Research Systems Inc.

(a)	Multiples based on publicly available information. Based on closing stock prices through November 10, 2006.
(b)	Peer Index is equal-weighted and consists of Allied Waste Industries, Casella Waste, Republic Services, Waste Connections and Waste Management.

11

Comparable Company Analysis – Growth Metrics

Source: Publicly available information, company information and BAS estimates as of November 10, 2006.

(a)	Averages exclude WOLFPACK.
(b)	2 YR CAGR growth rates for WOLFPACK are from FY2006E to FY2008P.

12

Comparable Company Analysis – Margin Metrics

Source: Publicly available information, company information and BAS estimates as of November 10, 2006.

(a)	Averages exclude WOLFPACK.
(b)	WOLFPACK EBITDA margin for FY2006E
(c)	Leveraged Free Cash Flow is calculated as EBITDA – Capex – Cash Taxes – Interest Expense.

13

Comparable Company Analysis – Leverage Metrics

Source: Publicly available information, company information and BAS estimates as of November 10, 2006.

(a)	Averages exclude WOLFPACK.

14

Comparable Company Analysis – Valuation and Liquidity Metrics

Source: Publicly available information, company information and BAS estimates as of November 10, 2006.

(a)	Averages exclude WOLFPACK.

15

Summary of Historical and Projected Financial Results

($ in millions)

Fiscal Year Ended December 31,	Historical (a)						Projected (b)												CAGR
	2004		2005		LTM		2006 (d)		2007		2008 (e)		2009		2010		2011		2006-2011
Revenue (c)	$285.9		$310.6		$331.6		$328.5		$343.0		$370.2		$392.1		$414.6		$437.6		5.9%
% Growth	—		8.7%		—		5.8%		4.4%		7.9%		5.9%		5.7%		5.6%
EBITDA	54.4		59.4		69.4		70.1		75.3		82.8		88.0		93.3		98.8		7.7%
% of Revenue	19.0%		19.1%		20.9%		21.3%		21.9%		22.4%		22.4%		22.5%		22.6%
EBIT	25.1		28.9		37.1		37.8		41.7		45.9		49.1		52.5		55.9		8.2%
% of Revenue	8.8%		9.3%		11.2%		11.5%		12.2%		12.4%		12.5%		12.7%		12.8%
Net Income	9.9		11.6		15.8		17.0		17.7		20.0		22.1		24.4		26.8		9.5%
% Growth	—		16.7%		—		47.1%		4.0%		13.2%		10.5%		10.1%		10.0%
EPS	$0.72		$0.84		$1.13		$1.20		$1.25		$1.42		$1.57		$1.72		$1.90		9.5%
% Growth	—		15.4%		—		43.9%		4.0%		13.2%		10.5%		10.1%		10.0%

Selected Balance Sheet Items:
Cash & Cash Equivalents	$2.4		$1.6		$1.8		$3.5		$3.5		$3.5		$3.5		$3.5		$3.5
Total Debt	156.7		165.9		160.9		159.2		169.8		168.4		165.8		161.9		154.7
Shareholders’ Equity	117.7		129.5		141.6		144.0		156.1		170.5		187.1		205.8		227.1
Total Capital	274.4		295.4		302.6		303.2		325.8		338.9		352.8		367.8		381.7

Selected Financial Metrics:
Total Debt / EBITDA	2.9	x	2.8	x	2.3	x	2.3	x	2.3	x	2.0	x	1.9	x	1.7	x	1.6	x
Total Debt / Capitalization	57.1%		56.2%		53.2%		52.5%		52.1%		49.7%		47.0%		44.0%		40.5%
EBITDA / Interest Expense	5.5	x	6.0	x	7.2	x	7.2	x	5.6	x	6.0	x	6.5	x	7.0	x	7.7	x
Dividend Payout Ratio	21.8%		28.5%		31.6%		31.2%		31.5%		27.9%		25.2%		22.9%		20.8%

(a)	As per Company Form 10-K dated December 31, 2005 and 10-Q dated 6/30/06. Normalized to exclude non-recurring items.
(b)	Projections as per WOLFPACK Management and BAS estimates.
(c)	2007 – 2011 include incremental revenue from acquisitions.
(d)	Excludes the gain from sale of Old Kings Road.
(e)	Assumes $6 million of incremental revenue and $2.5 million of incremental EBITDA in 2008 due to Wake County Landfill.

16

Preliminary Discounted Cash Flow Analysis

($ in millions)

Key Operating Assumptions	Fiscal Year Ending December 31,	Projected(a)					CAGR
		2007	2008	2009	2010	2011	2006-2011
	Net Sales	$343.0	$370.2	$392.1	$414.6	$437.6	5.9%
	% Growth	?	7.9%	5.9%	5.7%	5.6%
	EBITDA	75.3	82.8	88.0	93.3	98.8	7.1%
	% Net Sales	21.9%	22.4%	22.4%	22.5%	22.6%
	EBIT	41.7	45.9	49.1	52.5	55.9	8.2%
	% Net Sales	12.2%	12.4%	12.5%	12.7%	12.8%
	Less Cash Taxes @ 38.0%	(15.9)	(17.4)	(18.7)	(19.9)	(21.3)

	Tax-adjusted EBIT	25.9	28.4	30.5	32.5	34.7	8.2%
	Plus: Depreciation & Amortization	33.5	36.9	38.9	40.9	42.8
	Less: Capital Expenditures / Acquisitions	(56.0)	(50.0)	(53.0)	(56.0)	(57.0)
	Less: Change in Net Working Capital	(0.2)	(0.0)	0.2	0.2	0.2

	Unlevered Free Cash Flow	$3.2	$15.4	$16.6	$17.6	$20.7

	Discount Rate	8.5%			9.5%			10.5%
DCF Summary	Terminal EBITDA Multiple	8.00x	8.75x	9.50x	8.00x	8.75x	9.50x	8.00x	8.75X	9.50x
	2011 EBITDA	$98.8	$98.8	$98.8	$98.8	$98.8	$98.8	$98.8	$98.8	$98.8
	2011 UFCF	20.7	20.7	20.7	20.7	20.7	20.7	20.7	20.7	20.7
	Terminal Value	790.2	864.3	938.4	790.2	864.3	938.4	790.2	864.3	938.4
	PV of Terminal Value	525.5	574.8	624.0	502.0	549.0	596.1	479.6	524.6	569.6
	PV of Free Cash Flows	55.5	55.5	55.5	53.8	53.8	53.8	52.2	52.2	52.2

	Enterprise Value	$581.0	$630.3	$679.5	$555.7	$602.8	$649.8	$531.8	$576.8	$621.7
	Less: Net Debt	(155.7)	(155.7)	(155.7)	(155.7)	(155.7)	(155.7)	(155.7)	(155.7)	(155.7)
	Equity Value	425.2	474.5	523.8	400.0	447.0	494.1	376.1	421.0	466.0
	Shares Outstanding	14.132	14.132	14.132	14.132	14.132	14.132	14.132	14.132	14.132
	Price per Share	$30.09	$33.58	$37.06	$28.30	$31.63	$34.96	$26.61	$29.79	$32.97
	Premium / (Discount) to Current	1.7%	13.4%	25.2%	(4.4%)	6.9%	18.1%	(10.1)%	0.7%	11.4%
	Implied 2006E EBITDA Multiple	8.3x	9.0x	9.7x	7.9x	8.6x	9.3x	7.6x	8.2x	8.9x

(a)	Projections as per WOLFPACK’s Management and BAS estimates.

17

Growth and Margin Sensitivity – Discounted Cash Flow Analysis

•	Assumes a WACC of 9.5% for WOLFPACK

•	Assumes a Terminal Value Multiple of 8.75x FY 2011E EBITDA

18

Standalone Debt Capacity Analysis

($ in millions)

	Pro Forma Total Debt / EBITDA Multiple
	2.50x	3.00x	3.50x	4.00x
Incremental Debt	$15.9	$51.0	$86.0	$121.0

2006 PF Total Debt	175.2	210.2	245.2	280.3

2006 PF Total Debt / Capitalization	54.9%	59.3%	63.0%	66.1%

	Pro Forma Total Debt / Capitalization Multiple
	55.0%		60.0%		65.0%		70.0%
Incremental Debt	$16.7		$56.7		$108.1		$176.7

2006 PF Total Debt	176.0		216.0		267.4		335.9

2006 PF Total Debt / EBITDA	2.5	x	3.1	x	3.8	x	4.8	x

(a)	As of 12/31/06 – assumes FY2006E EBITDA of $70.1 million.

19

Acquisition Capacity Analysis (a)

(a)	Figures represent maximum transaction size for given multiple and resulting Total Debt / EBITDA ratio assumes an all-cash transaction financed solely by debt. Total leverage based on FY2006E EBITDA of $70.1 million.

20

III. Analysis of Strategic Alternatives

21

A. Execute Strategic Plan and Return Capital to Shareholders

22

1. Execute Strategic Plan - Increase Regular Dividend

23

Overview of Regular Dividend Increase

Overview	• The Company has the financial capacity to increase its regular dividend and continue to execute its strategic plan, including the ability to make significant acquisitions
• Dividends have historically been an important part of the overall return of the stock market
• Current dividend yield for the Russell 2000: 1.1%
• Current dividend yield for the S&P 500: 1.9%

Key Positives	• Provides increased current income to investors
• Signals to the market that management is disciplined in the use of its capital and is focused on optimizing its capital structure

Considerations	• Increases to regular dividends are relatively permanent
• Negative implications if reduced or eliminated
• May reduce financial flexibility in a difficult operating environment
• Assuming a $0.50 per share annual dividend, the Company would pay approximately $7.0 million per year in dividends

Financial Impact	• Payout ratio of 39.5% in 2007, decreasing to 31.8% in 2009

24

Given WOLFPACK’s Strong Cash Flow, a Dividend Increase is Feasible

Free Cash Flow Available for Acquisition / Debt Repayment Sensitivity Analysis

($ in millions except per share data)

Dividend / Share	$0.40	$0.40	$0.40	$0.50	$0.50	$0.50	$0.60	$0.60	$0.60
Wtd. Avg. Shares	13.943	13.943	13.943	13.943	13.943	13.943	13.943	13.943	13.943
Total Dividend	$5.58	$5.58	$5.58	$6.97	$6.97	$6.97	$8.37	$8.37	$8.37
Earnings Per Share	$1.25	$1.42	$1.57	$1.25	$1.42	$1.57	$1.25	$1.42	$1.57
Dividend Yield (a)	1.4%	1.4%	1.4%	1.7%	1.7%	1 .7%	2.0%	2.0%	2.0%
Payout Ratio (b)	31.5%	27.9%	25.2%	39.5%	35.0%	31.8%	47.5%	42.3%	38.5%

Source: As per publicly available information and estimates provided by the Company.

(a)	Stock price of $29.60 as of November 10, 2006.

(b)	Payout Ratio equals to the Dividend / Share divided by Earnings Per Share.

25

2. Execute Strategic Plan – Share Repurchase

26

Overview of Share Repurchase

Overview	• Share repurchases have become an increasingly popular means of returning capital to shareholders as many companies have excess cash and / or significant debt capacity

Key Positives	• Provides immediate value realization to shareholders
• Demonstrates to the market that management is disciplined in its use of capital
• Increased leverage would lower the Company’s WACC
• Provides monetization opportunity for significant shareholders
• Shareholders can participate at their discretion

Considerations	• Decreases the Company’s total shares outstanding and public float
• Potential signal to the market that the Company does not have more attractive uses for the capital
• Increased leverage may reduce financial flexibility
• A significant one-time share repurchase would likely have to be executed at a premium to market
• On average, repurchases involving between 10 - 25% of shares outstanding have historically been executed at an approximate 10% premium to market
• Modest EPS dilution

Financial Impact	• A share repurchase of 1.25 million shares at $33.00 per share:
• Could be accomplished while maintaining the current dividend policy and executing the Company’s strategic plan
• PF Debt / 2006E EBITDA would increase to 2.9x, declining to 2.6x by 2008
• PF Debt / Capitalization would increase to 66.2%, declining to 62.9% by 2008

27

Illustrative Share Repurchase at $33.00 per share

1.00 million Share Repurchase	1.25 million Share Repurchase	1.50 million Share Repurchase
Net Income Impact

WOLFPACK Status Quo FY2007P Net Income	$17.7	$17.7	$17.7
Less: After-tax Interest Expense on New Debt	(1.5)	(1.9)	(2.2)

Post-Transaction FY2007P Net income	$16.2	$15.8	$15.5

Shares Outstanding Adjustments
WOLFPACK Pre -Transaction Fully Dilluted Shares Outstanding	14.132	14.132	14.132
Share Issue (Repurchase)	(1.000)	(1.250)	(1.500)

Post - Transaction Shares Outstanding	13.132	12.882	12.632
WOLFPACK Post-Transaction FY2007P EPS	$1.23	$1.23	$1.22

Status Quo WOLFPACK FY2007P EPS	$1.25	$1.25	$1.25
Accretion / (Dilution) - $	$(0.02)	$(0.02)	$(0.03)
Accretion / (Dilution) - %	(1.6)%	(1.9)%	(2.1)%

Pro Forma Leverage

2006E Debt	$159.2	$159.2	$159.2
New Debt	34.0	42.3	50.5
Debt Repayment	0.0	0.0	0.0

Total Debt	$193.2	$201.5	$209.7

PF Debt / FY2006E EBITDA	2.8	x	2.9	x	3.0	x
PF Debt / FY2006E Capitalization	63.5%	66.2%	68.9%

Analysis of Pro Forma Public Float

PF Public Float (a)	5.470	5.220	4.970

Post - Transaction Shares Outstanding	13.132	12.882	12.632
% Change in Public Float	(15.5)%	(19.30)%	(23.2)%

(a)	Assumes public float of 6.470 million shares as of November 10, 2006.

28

3. Execute Strategic Plan - Special Dividend

29

Overview of Special Dividend

Overview	• A special dividend would utilize the Company’s debt capacity to provide meaningful income to all shareholders
• Special dividends have historically been utilized by mature companies that have significant excess debt capacity and limited need for growth capital

Key Positives	• Provides immediate value realization all to shareholders
• Demonstrates to the market that management is disciplined in its use of capital
• Increased leverage would lower the Company’s WACC
• Does not result in a reduction of shares outstanding

Considerations	• Potential signal to the market that the Company does not have more attractive uses for the capital
• Increased leverage may reduce financial flexibility
• Transaction would be dilutive to EPS

Financial Impact	• A one-time dividend of $3.00:
• Could be accomplished while maintaining the current dividend policy and executing the Company’s strategic plan
• PF Debt / 2006E EBITDA increases to 2.9x, declining to 2.6x by 2008
• PF Debt / Capitalization increases to 66.5%, declining to 63.4% by 2008

30

Illustrative One-Time Dividend

	Dividend of $2.00 per share		Dividend of $3.00 per share		Dividend of $4.00 per share
Net Income Impact
WOLFPACK Status Quo FY2007P Net Income	$17.7		$17.7		$17.7
Less: After-tax Interest Expense on New Debt	(1.3)		(1.9)		(2.5)

Post-Transaction FY2007P Net Income	$16.4		$15.8		$15.2

Shares Outstanding Adjustments					—
WOLFPACK Pre-Transaction Fully Dilluted Shares Outstanding	14.132		14.132		14.132
Share Issue (Repurchase)	0.000		0.000		0.000

Post - Transaction Shares Outstanding	14.132		14.132		14.132
WOLFPACK Post-Transaction FY2007P EPS	$1.16		$1.12		$1.08

Status Quo WOLFPACK FY2007P EPS	$1.25		$1.25		$1.25

Accretion / (Dilution) - $	$(0.09)		$(0.13)		$(0.18)
Accretion / (Dilution) - %	(7.2)%		(10.6)%		(14.0)%

Pro Forma Leverage
2006E Debt	$159.2		$159.2		$159.2
New Debt	28.3		42.4		56.5
Debt Repayment	0.0		0.0		0.0

Total Debt	$187.5		$201.6		$215.7
PF Debt/ FY2006E EBITDA	2.7	x	2.9	x	3.1	x
PF Debt / FY2006E Capitalization	61.8%		66.5%		71.2%

Analysis of Pro Forma Public Float
PF Public Float (a)	6.470		6.470		6.470

Post - Transaction Shares Outstanding	14.132		14.132		14.132
% Change in Public Float	0.0%		0.0%		0.0%

(a)	Assumes public float of 6.470 million shares as of November 10, 2006.

31

B. Follow-On Offering

32

Overview of Follow-On Offering

Overview	• The Company could take advantage of the strong equity markets to execute a follow on offering

Key Positives	• Increases the Company’s float
• Opportunity to market WOLFPACK directly to institutional investors
• Broadens the institutional ownership of the Company
• Provides additional capital for growth
• Presents a monetization opportunity for insiders
• Reduces insider overhang

Considerations	• Modest dilution of existing shareholders
• Offering should be of sufficient size to ensure investor interest, likely requiring some secondary selling
• Target $75 million offering for best execution
• Would result in insiders owning less than 50% of the outstanding stock of the Company
• Offering would be most successful with identified growth opportunities

Financial Impact	• A $75 million offering with 50% primary shares:
• Would provide the Company with additional financial flexibility to make significant growth investments, while maintaining the current dividend policy and executing its strategic plan
• Results in PF Debt / 2006E EBITDA of 1.8x
• Results in 2006 PF Debt / Capitalization of 42.1%

33

Follow-on Offering Indicative Terms

ISSUE	TERMS	CONSIDERATIONS
Offering Size	Approximately $75 million	• Use of proceeds
• Materiality of offering size to attract quality fundamental interest
• Dilution

Primary / Secondary Split	50% / 50%	• Primary used for delevering
• Secondary allows for modest monetization by insiders
• Transactions with secondary selling perform as well as 100% primary transactions

Over-allotment Option	15% / 30 days	• Standard provision
• Primary / secondary mix flexible

Timing	Late Q4 06 or Q1 07 pricing possible	• Recommend filing “discrete” S-3 registration statement
• Short process assuming “No Review” from SEC

Marketing	Targeted US Roadshow	• 3-5 day US roadshow
• Conference calls to European investors as appropriate

Lock-up Provision	90 Days	• Standard provision for follow-on offerings

Institutional / Retail Domestic / International	80% / 20% 95% / 5%	• Focus on fundamental, domestic institutional buyers
• Utilize retail and middle market demand to minimize institutional price sensitivity

Syndicate Structure	Banc of America Securities as Sole Bookrunner	• Execution track record

	2-3 Other Co-Managers	• Distribution platform

• Reward relationships

34

Sizing Analysis For a Marketed WOLFPACK Follow-on

		Equity Offering
WOLFPACK		Total Deal Size ($MM)	Shares Offered (MM)	Public Float (%)	Total Shares Outstanding (%)	Total Size Relative to 30 Day ADTV (Days)
Closing Price	$29.60	$55	1.9	26.9%	13.3%	21.0	x
30 Day ADTV (shares)	88,505	$65	2.2	31.8%	15.7%	24.8	x
Shares Outstanding	13,942,665	$75	2.5	36.7%	18.2%	28.6	x
Insider Held Shares	7,035,000	$85	2.9	41.6%	20.6%	32.4	x
Public Float	6,907,665	$95	3.2	46.5%	23.0%	36.3	x

Selected Comparably Sized (a) 2005-6 Follow-on Offerings	% Sec. Shares	Pre-Deal Market Cap	Offer Date							File/Offer
Eagle Test Systems Inc	64%	$341	09/27/06	$91	5.5	56.0%	26.6%	46.3	x	(9.3)%
Knot Inc	69%	$422	08/10/06	$102	6.4	26.8%	24.1%	23.5	x	(22.3)%
Cogent Communications Group Inc	56%	$397	06/01/06	$81	9.0	48.1%	20.4%	39.2	x	(21.3)%
Thomas Weisel Partners LLC	48%	$490	05/17/06	$118	5.4	31.6%	24.0%	19.4	x	(0.4)%
Synagro Technologies Inc	88%	$304	05/10/06	$71	17.1	29.6%	23.4%	60.6	x	(16.5)%
ICT Group Inc	35%	$307	04/05/06	$76	3.2	70.3%	24.6%	N/M		(10.1)%
IKANOS Communications Inc	57%	$494	03/16/06	$119	5.8	32.3%	24.2%	46.9	x	(6.3)%
McCormick & Schmick’s Seafood Restaurants Inc	93%	$314	12/13/05	$116	5.1	70.0%	36.9%	57.3	x	(6.7)%
Rackable Systems Inc	68%	$381	12/01/05	$152	8.0	92.3%	39.9%	56.7	x	18.2%
Commercial Vehicle Group Inc	81%	$323	06/29/05	$139	7.8	69.4%	42.9%	N/M		(1.7)%
NutriSystem Inc	67%	$333	06/01/05	$57	5.2	24.5%	17.1%	14.9	x	3.8%
James River Coal Co	57%	$479	05/24/05	$114	3.5	29.4%	23.7%	45.5	x	(13.1)%
NuCo2 Inc	65%	$308	03/23/05	$108	4.5	48.5%	35.1%	N/M		3.6%
Pioneer Drilling Co	52%	$477	03/22/05	$154	12.6	55.9%	32.4%	N/M		15.4%
Turbochef Technologies Inc	50%	$498	02/02/05	$103	5.0	30.2%	20.6%	28.5	x	(4.6)%

Average	63%			$107	6.9	47.7%	27.7%	39.9	x	(4.8)%
Median	64%			$108	5.5	48.1%	24.2%	45.5	x	(6.3)%
Count				15

Sizing Source: Equidesk, Bloomberg; As of 11/12/06.

(a) 2006 marketed follow-ons with pre-deal market cap of $300MM-$500MM with a mix of primary and secondary shares in the offering (at least 25% secondary selling) excludes healthcare companies finance companies and REITs (abnormal file/offer).

35

Distribution Analysis

Only 3 accounts are top 25 holders of both WOLFPACK and the comp group, indicating extensive ownership expansion opportunity

TOP WOLFPACK INSTITUTIONAL INVESTORS

Rank	Institution	Style	Equity Assets ($MM)	WOLF Holdings ($MM)	Count of Comps Held	Comp Holdings ($MM)

1	Dimensional Fund Advisors, Inc.	Deep Value	$82,904	$26.7	6	$79.7
2	Farley Capital, LP.	Hedge Fund	495	12.9	—	—
3	Cadence Capital Management, LLC	Core Growth	7,502	12.8	2	72.6
4	Fairview Capital Investment Mgmt., L.L.C.	GARP	411	11.1	—	—
5	AXA Rosenberg Investment Management LLC	Core Value	31,668	7.1	4	9.4
6	River Road Asset Management, LLC	Yield	1,789	5.8	1	28.5
7	Corbyn Investment Management, Inc.	Core Value	191	4.7	1	9.4
8	Reich & Tang Asset Management, L.L.C.	GARP	1,002	3.3	1	10.1
9	Bridgeway Capital Management, Inc.	Aggres. Gr.	4,440	3.0	2	1.3
10	RiverSource Investments, LLC	Core Growth	62,275	2.6	4	102.8
11	Duncan-Hurst Capital Management, L.P.	Momentum	715	1.9	2	1.2
12	LSV Asset Management	Deep Value	39,076	1.8	—	—
13	New Jersey Division of Investment	Core Growth	36,072	1.5	4	49.9
14	BB&T Asset Management, Inc.	Income Value	5,646	1.4	1	1.0
15	Lord, Abbett & Co. LLC	Income Value	76,734	1.2	3	870.8
16	Bard Associates Inc.	Core Growth	99	1.2	—	—
17	Wellington Management Company, LLP	Core Value	313,549	1.1	2	747.3
18	Martingale Asset Management, L.P.	Deep Value	4,402	0.8	2	12.4
19	College Retirement Equities Fund	GARP	155,379	0.8	5	256.3
20	Voyageur Asset Management Inc.	Core Growth	8,304	0.8	1	5.6
21	Mesirow Financial Investment Management, Inc.	GARP	772	0.8	—	—
22	Northern Trust Global Investments	Core Growth	71,528	0.7	6	59.1
23	PowerShares Capital Management LLC	Core Growth	5,764	0.5	4	0.2
24	C. M. Bidwell & Associates, Ltd.	GARP	305	0.5	1	0.1
25	Turner Investment Partners, Inc.	Aggres. Gr.	16,182	0.4	1	6.4
	Top 25 Total:			$105.2		$2,324.2
Shading refers to top holders or Company and comp group.

TOP COMP GROUP INSTITUTIONAL INVESTORS

Rank	Institution	Style	Equity Assets ($MM)	WOLF Holdings ($MM)	Count of Comps Held	Comp Holdings ($MM)

1	Fidelity Management & Research.	GARP	$716,216	—	4	$1,363.3
2	Capital Research & Management Company	Core Value	756,617	—	2	1,195.6
3	Cascade Investment, L.L.C.	Specialty	9,340	—	2	989.8
4	Legg Mason Capital Management, Inc.	GARP	63,634	—	3	905.9
5	Lord, Abbett & Co. LLC	Income Value	76,734	$1.2	3	870.8
6	T. Rowe Price Associates, Inc.	GARP	196,503	—	5	779.0
7	Wellington Management Company, LLP	Core Value	313,549	1.1	2	747.3
8	Apollo Investment Management, L.P.	Hedge Fund	3,813	—	1	746.8
9	AIM Management Group, Inc.	Momentum	68,997	—	4	671.4
10	Goldman Sachs Asset Management (US)	Core Growth	133,180	—	5	396.7
11	ClearBridge Advisors (SBAM)	GARP	142,081	—	6	393.7
12	BlackRock Financial Management, Inc. (ML)	Deep Value	126,165	0.0	5	361.9
13	EARNEST Partners, LLC	Core Value	18,915	—	2	346.1
14	Hotchkis and Wiley Capital Management, LLC	Yield	28,964	—	1	336.9
15	Columbia Management Advisors, Inc.	GARP	113,565	0.2	6	332.0
16	Eagle Capital Management L.L.C. (New York)	Growth	6,060	—	1	290.7
17	Jennison Associates LLC	Growth	55,339	—	3	288.1
18	College Retirement Equities Fund	GARP	155,379	0.8	5	256.3
19	American Century Investment Mgmt.	Momentum	63,569	—	3	244.0
20	Putnam Investment Management, L.L.C.	Core Growth	98,889	0.2	4	231.5
21	Sasco Capital, Inc.	Deep Value	3,209	—	2	222.4
22	Delaware Investments	Yield	45,987	—	4	214.6
23	GAMCO Investors, Inc.	GARP	23,433	—	3	197.7
24	TCW Asset Management Company	Core Growth	52,814	—	2	195.8
25	Aster Investment Management Co., Inc.	Growth	3,420	—	3	172.7
	Top 25 Total:			$3.6		$12,750.8
Shading refers to top holders of Company ana comp group.

Source: Thomson; As of 11/12/06. Tables exclude index funds and broker-dealers. Comp group includes WCN, RSG, WMI, AW, WSII, CWST.

36

Fund-level Analysis

TOP WOLFPACK FUND-LEVEL INVESTORS							TOP COMP GROUP FUND-LEVEL INVESTORS
Rank	Fund Name	Style	WOLF Holdings ($MM)	Count of Comps Held	BAS Salesperson	Fund Manager	Rank	Fund Name	Style	Count of Comps Held	Comps Holdings ($MM)s	BAS Salesperson	Fund Manager
1	Allianz CCM Emerging Companies Fund	Growth	$9.05	1	Patrick Fischoeder	William Bannick	1	American Funds Income Fund of America	Yield	1	$425.98	Greg Allcroft	Andrew Suzman
2	DFA Tax-Managed U.S. Small Cap Value Portfolio	Core Value	2.93	2	Tom Fee	Robert Deere	2	Legg Mason Value Trust, Inc.	Core Value	1	337.86	Nancy Landau	William Miller
3	Greenspring Fund	Deep Value	2.93	1	Nancy Landau	Charles Carlson	3	Vanguard Wellington Fund, Inc.	Yield	1	297.81	Nancy Landau	Edward Bousa
4	RiverSource Variable Portfolio - Small Cap Value F	Core Value	2.49	—	Chris Mooney	John Harloe	4	Lord Abbett Affiliated Fund	Income Value	1	281.57	Richard Shields	Eli Salzmann
5	Aston/River Road Small Cap Value Fund	Growth	1.94	—	Bill Thompson	James Shircliff	5	American Funds Investment Company of America	Core Value	1	179.40	Greg Allcroft	James Rothenberg
6	Tamarack MicroCap Value Fund	GARP	0.77	—	Michael Molnar	Michael Lee	6	T. Rowe Price Equity Income Fund	Income Value	1	173.61	Nancy Landau	Brian Rogers
7	Laudus Rosenberg U.S. Small Capitalization Fund	GARP	0.57	1	Brent Regaldi	William Ricks	7	Fidelity Mid-Cap Stock Fund	Core Growth	2	164.55	Michael Chamberlain	Shep Perkins
8	Laudus Rosenberg U.S. Discovery Fund	GARP	0.44	1	Brent Regaldi	William Ricks	8	American Funds Growth Fund of America	Growth	1	159.04	Greg Allcroft	James Rothenberg
9	DFA Tax-Managed U.S. Marketwide Value Portfolio	Core Value	0.38	3	Tom Fee	Robert Deere	9	AIM Basic Value Fund	Core Value	1	150.59	Stuart Maeder	Bret Stanley
10	Northern Small Cap Value Fund	GARP	0.38	—	Jim Taich	Robert Bergson	10	AIM Charter Fund	Core Growth	1	147.05	Stuart Maeder	Ronald Sloan
11	Principal Investors Partners SmallCap Value Fund I	Core Value	0.35	1	Stuart Maeder	Chris Wallis	11	Fidelity Capital Appreciation Fund	Core Growth	2	146.14	Michael Chamberlain	J. Fergus Shiel
12	Van Wagoner Emerging Growth Fund	Momentum	0.31	—	Nate Hastings	Garrett Van Wagoner	12	Pictet Fund Water	Sector Specific	4	130.37	Jonathan Dho	Hans-Peter Portner
13	AXA Premier VIP Mid Cap Value Portfolio	GARP	0.30	2	Brent Regaldi	William Ricks	13	American Funds Insurance Series Growth	Core Value	2	115.80	Greg Allcroft	Claudia Huntington
14	DFA Tax-Managed U.S. Small Cap Portfolio	GARP	0.29	2	Tom Fee	Robert Deere	14	Putnam Fund for Growth and Income Fund	Yield	1	111.83	Brian Smith	Joshua Brooks
15	Vanguard Explorer Fund	Growth	0.23	1	Aaron Albright	Sam Wilderman	15	Goldman Sachs Mid Cap Value Fund	Core Value	2	105.47	Bill Thompson	Eileen Rominger
16	Espa Stock Umweit	International	0.23	5	Diana Robinson	Hans Leitner	16	Hotchkis and Wiley Large Cap Value Fund	Yield	1	96.15	Melissa Dubasik	George Davis
17	Lord Abbett Securities Trust - Micro-Cap Value	Core Value	0.18	_	Richard Shields	Gerard Heffeman	17	Lord Abbett Mid Cap Value Fund	Core Value	1	95.76	Richard Shields	Edward von der Linde
18	Hirtle Callaghan Trust Small Capitalization Equity	Core Growth	0.13	1	Patrick Fischoeder	Michael Cavarretta	18	American Funds Fundamental Investors Fund, Inc.	Deep Value	2	92.98	Greg Allcroft	James Drasdo
19	New Covenant Growth Fund	GARP	0.12	1	Thomas Wyszynski	Harry Bum	19	First Eagle Global Fund	International	1	91.97	John Guster	Charies de Vaulx
20	Laudus Rosenberg Value Long/Short Equity Fund	GARP	0.11	1	Brent Regaldi	William Ricks	20	Janus Mid Cap Value Fund	Core Value	2	91.42	David Swift	Thomas Perkins
21	Activest Ally 1	GARP	0.11	1	Diana Robinson	Dominik Kremer	21	Fidelity Equity-Income Fund	Core Value	1	90.52	Michael Chamberlain	Stephen Petersen
22	AXA Rsnbrg Equity Alpha Tst Global Small Cap	International	0.10	—	Diana Robinson	Rafael Sevilla Ramos	22	Meridian Value Fund	Growth	2	90.34	Van Wilshire	Richard Aster
23	Axa Equity L Fonds	Growth	0.06	—	Diana Robinson	Achim Stranz	23	American Funds Capital Income Builder	Yield	1	89.39	Greg Allcroft	Michael Cohen
24	DFA U.S. Vector Equity Portfolio	Growth	0.05	6	Tom Fee	Robert Deere	24	Meridian Growth Fund	Growth	2	79.66	Van Wilshire	Richard Aster
25	Laudus Rosenberg VIT Value Long/Short Equity	Core Value	0.04	1	Brent Regaldi	William Ricks	25	Legg Mason Partners Appreciation Fund Inc.	Core Value	1	78.94	Netanel Ginor	Harry Cohen
26	SEI Institutional Managed - Tax-Managed Small Cap	GARP	0.04	2	Lisa Puleo	Wayne Archambo	26	Legg Mason Special Investment Trust, Inc.	GARP	1	76.65	Nancy Landau	Samuel Peters
27	SA U.S. Small Company Fund	GARP	0.04	2	Tom Fee	Robert Deere	27	Fidelity Leveraged Company Stock Fund	GARP	3	75.47	Michael Chamberlain	Thomas Soviero
28	DFA U.S. Core Equity 2 Portfolio	Growth	0.04	5	Tom Fee	Robert Deere	28	American Century Equity Income Fund	Yield	2	75.43	Stuart Maeder	Phillip Davidson
29	DFA Tax-Managed U.S. Equity Portfolio	GARP	0.03	5	Tom Fee	David Booth	29	Master Value Opportunities Trust	Core Value	2	71.41	Lisa Puleo	Elise Baum
30	Old Westbury Global Small Cap Fund	Growth	0.03	2	Matthew Ellis	Marc Stem	30	Neuberger Herman Guardian Fund	GARP	2	69.58	Tom Wyszynski	Arthur Moretti
31	Vantagepoint Mid/Small Company Index Fund	Growth	0.03	3	Nancy Landau	Susan Ellison	31	Statens Pensjonsfond Utland	Core Value	3	65.37	Jim Adkin	Knut Kjaer
32	John Hancock Trust-Tot. Stock Mrkt. Ind	Core Growth	0.02	5	Diana Robinson	Carson Jen	32	JPMorgan Mid Cap Value Fund	Core Value	1	63.99	Jeff Cohen	Jonathan Simon
33	TIAA-CREF Institutional Small Cap Value Index Func	Core Value	0.02	3	Karen Blando	Anne Sapp	33	Hartford Dividend and Growth HLS Fund, Inc.	Yield	1	63.60	Nancy Landau	Edward Bousa
34	Gartmore Small Cap Index Fund	GARP	0.02	3	Lisa Puleo	Debbie Jelilian	34	Mutual Shares Fund	Deep Value	1	62.53	Tom Fee	Peter Langerman
35	Small Cap Premium & Dividend Income Fund, Inc.	Yield	0.02	3	Lisa Puleo	Debbie Jelilian	35	Columbia Acom Fund	Growth	1	62.51	Jim Taich	Charles McQuaid
36	DFA U.S. Core Equity 1 Portfolio	GARP	0.02	5	Tom Fee	Robert Deere	36	Sound Shore Fund, Inc.	Deep Value	1	62.18	Thomas Wyszynski	Harry Burn
37	Seasons Series Trust Small Cap Portfolio	Core Growth	0.01	3	David Richardson	Peter Hable	37	American Funds American Mutual Fund	Income Value	1	61.88	Greg Allcroft	R. Michael Shanahan
38	DFA U.S. Value Fund	Core Value	0.01	1	Tom Fee	Robert Deere	38	ING Global Equity Basis Fonds	Growth	1	57.10	Diana Robinson	Marco van Rijn
39	AXA Enterprise Multimanager Mid Cap Value	Core Value	0.01	1	Brent Regaldi	William Ricks	39	T. Rowe Price New Horizons Fund	Aggres. Gr.	1	56.87	Nancy Landau	John Laporte
40	CitiStreet Small Company Stock Fund	Growth	0.01	4	Tom Fee	Diane Jaffee	40	AIM V.I. Core Equity Fund	GARP	1	56.52	Stuart Maeder	Ronald Sloan

	Top 40 Total:		$24.8					Top 40 Total:			$4,805.3

Source: Thomson; As of 11/13/06. Tables exclude index funds and broker-dealers. Comp group includes WCN, RSG, WMI, AW, WSII, CWST.

37

C. Potential Sale

38

Overview of Potential Sale

	Sale to a Strategic Partner	Sale to a Private Equity Firm

Positives

•     Immediate value realization at a historically high share price

•     Assuming a cash transaction, complete monetization of shares

•     Continued opportunity for upside if consideration includes an equity component

•     Potential to realize incremental value through synergies

•     Potential acquirors are trading at strong multiples and have the debt capacity to complete an acquisition

•     Immediate value realization at a historically high share price

•     Eliminate public company costs and market pressures

•     Ability to operate and execute strategic plan with long-term focus

•     Increased interest in the Solid Waste sector on the part of private equity funds

•     Debt markets are liquid and aggressive

•     Potential for insiders to take the Company private

Considerations	• Eliminates the possibility of additional value creation for existing shareholders, assuming a cash transaction • Cultural fit • Impact on other stakeholders, including employees

•     Other potential strategic and financial buyers could emerge

•     Probable leverage may limit future ability to invest in the business / make acquisitions

•     Philosophical and cultural compatibility

•     Governance issues

39

Summary Preliminary Valuation Reference Range

($ in millions)		Current Stock Price $29.60
Selected Publicly Traded Companies (a)	• 8.0x – 9.5 x 2006E EBITDA of $70.1 million (b)

Selected Precedent Transactions	• 8.5x – 10.0 x 2006E EBlTDA of $70.1 million (b)

Discounted Cash Flow (c)	• 8.5% – 10.5% WACC
• 8.0x – 9.5x EBITDA Terminal Multiple Range
• 2011P EBITDA: $98.8 million (b)

Leveraged Buyout Analysis	• 6.0x leverage on 2006PF EBITDA of $72.1 million (d)
• 15% – 20% Required Return
• 8.0x– 9.5x EBITDA Terminal Multiple Range

Implied Price per Share	$10.00	$20.00	$30.00	$40.00	$50.00
Implied Transaction Value	$297	$438	$580	$721	$862

(a)	Per publicly available information as of November 10, 2006.
(b)	Per Management projections.
(c)	Present values as of December 31, 2006.
(d)	2006E PF EBITDA excludes $2.0 million of public company expenses.

40

Summary of Strategic Buyers

Potential buyer	Market Data (a)					Rationale
($ in millions)	EV	LTM Revenue	LTM EBITDA	Debt / LTM EBITDA
	$1,845	$647	$192	3.5	x	• Committed to building U.S. presence through acquisitions • Expand geographic footprint • Synergy opportunities

	7,448	2,986	788	2.1	x	• Excellent strategic fit • Cultural compatibility • Synergy opportunities

	2,587	802	242	2.7	x	• Similar business model • Expand geographic footprint • Synergy opportunities

	45,253	35,237	4,751	4.3	x	• Committed to expanding U.S. presence • Synergy opportunities

Source: Based upon publicly available information and BAS estimates.

(a)	Market data as of November 10, 2006.

41

Illustrative Break Even EPS Analysis

(a)	Assumes no synergies.

42

Potential Financial Buyers

Financial Sponsor	Size of Fund	Selected Investments (a)
	$0.8 billion	• Advanced Disposal Services • North East Waste Services • Utilities, Inc.

	$2.0 billion	• Casella Waste Systems • Clean Harbors Inc.

	$1.0 billion	• NA

	$8.0 billion	• Synagro Technologies

	$3.5 billion	• NA

	$3.0 billion	• EnviroSolutions Holdings Inc.

	$3.1 billion	• EnergySolutions • Brock Services

	$6.5 billion	• Great Lakes Dredge & Dock

	$2.5 billion	• Clean Harbors Inc.

	$3.5 billion	• Environmental Management Solutions

	$3.1 billion	• American Recovery Technology • Clean Harbors Inc. • Onyx Waste Services • Organic Waste Technologies

	$3.7 billion	• N/A

(a)	Comprised of prior and current investments.

43

Illustrative LBO Analysis

Transaction close of December 31, 2006

Assumes 10% premium to the Company’s current share price

Total leverage of 6.0x 2006E PF EBITDA of $72.1 million (a)

•	Senior debt of $290 million

•	Subordinated notes of $145 million

Equity would come from insiders, private equity firm(s) or a combination of the two

($ in millions)

Sources & Uses of Funds

Sources of Funds		% of New Capital
Cash on Balance Sheet	$3.5	0.6%
Senior Debt	290.0	46.8%
Senior Sub Notes	145.0	23.4%
Equity	180.9	29.2%

Total Sources	$619.4	100.0%

Uses of Funds		% of Total
Purchase of Equity	$444.5	71.8%
Refinance Existing Debt	159.2	25.7%
Fees & Expenses	15.6	2.5%

Total Uses	$619.4	100.0%

Pro Forma Capitalization as of December 31, 2006

	Rate	Amount	% of Total	EBITDA Multiple (a)
Revolver	L + 275	$0.0	0.0%	0.0x
Senior Debt	L + 275	290.0	47.1%	4.0x

Total Senior Secured Debt		$290.0	47.1%	4.0x
Senior Sub Notes	10.50%	145.0	23.5%	2.0x

Total Debt		$435.0	76.0%	6.0x
Sponsor Equity		180.9	29.4%

Total Capitalization		$615.9	100.0%

(a)	2006E PF EBITDA excludes $2 million in public company expenses.

44

LBO Analysis

($ in millions, except per share data)

Exit Multiple			8.00	x					8.75	x					9.50	x
2011 Exit Year EBITDA (a)			$100.8						$100.8						$100.8
Implied Enterprise Value			$806.2						$881.8						$957.4
Less: 2011 Total Net Debt			(513.9)						(513.9)						(513.9)

Implied Equity Value			$292.3						$367.9						$443.5
Illustrative Required Return	15.0%		17.5%		20.0%		15.0%		17.5%		20.0%		15.0%		17.5%		20.0%

Implied Maximum Equity Contribution	$145.3		$130.5		$117.5		$182.9		$164.3		$147.8		$220.5		$198.0		$178.2
Plus: New Senior Debt	290.0		290.0		290.0		290.0		290.0		290.0		290.0		290.0		290.0
Plus: Senior Sub Debt	145.0		145.0		145.0		145.0		145.0		145.0		145.0		145.0		145.0
Less: Transaction Fees and Expenses	(15.6)		(15.6)		(15.6)		(15.6)		(15.6)		(15.6)		(15.6)		(15.6)		(15.6)

Implied Enterprise Value	$564.7		$549.9		$536.9		$602.3		$583.7		$567.2		$639.9		$617.4		$597.6
Less: Refinanced Debt (b)	(159.2)		(159.2)		(159.2)		(159.2)		(159.2)		(159.2)		(159.2)		(159.2)		(159.2)
Plus: Cash on Balance Sheet	3.5		3.5		3.5		3.5		3.5		3.5		3.5		3.5		3.5

Implied Equity Value	$409.0		$394.2		$381.1		$446.6		$427.9		$411.5		$484.1		$461.7		$441.9
Shares Outstanding	14.132		14.132		14.132		14.132		14.132		14.132		14.132		14.132		14.132
Implied Value per share (c)	$28.94		$27.89		$26.97		$31.60		$30.28		$29.12		$34.26		$32.67		$31.27
Premium / (Discount) to Current Share Price	(2.2)%		(5.8)%		(8.9)%		6.8%		2.3%		(1.6)%		15.7%		10.4%		5.6%
Implied 2006E EBITDA Multiple	8.1	x	7.8	x	7.7	x	8.6	x	8.3	x	8.1	x	9.1	x	8.8	x	8.5	x

(a)	Assumes the elimination of $2 million in annual public company expenses.
(b)	Estimated as of December 31, 2006 as per WOLFPACK management.
(c)	Assumes WOLFPACK closing stock price of $29.60 on November 10, 2006.

45

Growth and Margin Sensitivity – LBO Analysis

•	Assumes an Internal Rate of Return of 17.5%

•	Assumes an Exit Multiple of 8.75x FY 2011E EBITDA

46

Appendices

47

A. Summary Ownership and Trading Information

48

49

Ownership Profile

			Ownership by Major Classification
	Shares (‘000)	% Ownership
Insiders:
Lonnie C. Poole, Jr.	3,641	26.0%
Jim W. Perry	1,408	10.0%
Lonnie C. Poole, III	1,179	8.4%
J. Scott Poole	699	5.0%
D. Stephen Grissom	30	0.2%
Harry M. Habets	29	0.2%
Other Insiders	49	0.3%

Total Insiders	7,035	50.2%
Institutional Ownership:
Dimensional Fund Advisors, Inc.	989	7.0%
Farley Capital L.P.	570	4.1%
Cadence Capital Management LLC.	564	4.0%
Fairview Capital Investment Management LLC	488	3.5%
Barclays Global Investors	334	2.4%
Axa Rosenberg Investment Management LLC	315	2.2%
Corbyn Investment Management Inc.	175	1.2%
River Road Asset Management	213	1.5%
Reich & Tang Asset Management LLC	144	1.0%
Bridgeway Cpaital Management	131	0.9%
Other Institutional Owners	1,092	7.8%

Total Institutional	5,015	35.8%
Other Ownership	1,975	14.1%
Total Fully Diluted Shares	14,025	100.0%

Source: Company filings as of May 27, 2006.

50

Ownership Basis Analysis (a)

	For the Quarter Ended							For the Last Seven Quarters
	12/31/04	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06	6/30/06	Shares Purchase	Average Purchase Price	Net Change in Position	Total Holdings (c)
Estimated Purchase Price (b)	$11.40	$13.36	$13.99	$13.47	$13.71	$16.29	$19.69
Dimensional Fund Advisors, Inc.
Shares Purchased	0	16,802	500	29,595	77,978	76,513	(63,939)	201,388	$14.62	137,449	988,549
% of Current Total Holdings	0.0%	1.7%	0.1%	3.0%	7.9%	7.7%	(6.5)%	20.4%		13.9%

Farley Capital, L.P.
Shares Purchased	675,300	0	0	0	369,081	(473,900)	0	1,044,381	12.21	570,481	570,481
% of Current Total Holdings	118.4%	0.0%	0.0%	0.0%	64.7%	(83.1)%	0.0%	183.1%		100.0%

Cadence Capital Management, LLC
Shares Purchased	0	0	0	0	286,685	276,860	0	563,545	14.97	563,545	563,545
% of Current Total Holdings	0.0%	0.0%	0.0%	0.0%	50.9%	49.1%	0.0%	100.0%		100.0%

Fairview Capital Investment Mgmt., L.L.C.
Shares Purchased	52,610	(5,497)	103,787	39,193	19,383	29,218	0	244,191	13.60	238,694	488,289
% of Current Total Holdings	10.8%	(1.1)%	21.3%	8.0%	4.0%	6.0%	0.0%	50.0%		48.9%

Barclays Global Investors, N.A.
Shares Purchased	10,861	84,583	(1,827)	973	23,857	160,637	0	280,911	14.99	279,084	334,274
% of Current Total Holdings	3.2%	25.3%	(0.5)%	0.3%	7.1%	48.1%	0.0%	84.0%		83.5%

AXA Rosenberg Investment Management LLC
Shares Purchased	16,645	17,600	3,280	27,343	39,129	39,189	0	143,186	14.06	143,186	314,890
% of Current Total Holdings	5.3%	5.6%	1.0%	8.7%	12.4%	12.4%	0.0%	45.5%		45.5%

River Road Asset Management, LLC
Shares Purchased	0	0	0	25,910	1,800	137,536	47,930	213,176	16.69	213,186	213,176
% of Current Total Holdings	0.0%	0.0%	0.0%	12.2%	0.8%	64.5%	22.5%	100.0%		100.0%

Corbyn Investment Management, Inc.
Shares Purchased	(59,550)	(44,259)	0	0	(475)	(8,575)	(925)	0	NA	(113,784)	175,016
% of Current Total Holdings	(34.0)%	(25.3)%	0.0%	0.0%	(0.3)%	(4.9)%	(0.5)%	0.0%		(65.0)%

Reich & Tang Asset Management, L.L.C.
Shares Purchased	13,100	30,400	(145,800)	(600)	6,000	(48,500)	0	49,500	13	(145,400)	143,500
% of Current Total Holdings	9.1%	21.2%	(101.6)%	(0.4)%	4.2%	(33.8)%	0.0%	34 5%		(101.3)%

Bridgeway Capital Management, Inc.
Shares Purchased	0	0	0	0	0	0	0	0	NA	0	130,900
% of Current Total Holdings	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%		0.0%

Top 10 Institutional Holders
Shares Purchased	708,966	99,629	(40,060)	122,414	823,438	188,978	(16,934)	1,943,425	$13.08	1,886,431	3,922,620
% of Current Total Holdings	18.1%	2.5%	(1.0)%	3.1%	21.0%	4.8%	(0.4)%	49.5%		48.1%

									Total Shares Outstanding		14,025,000

(a)	Historical data per Thomson One dated November 1, 2006.
(b)	Based on quarterly average of closing stock prices.
(c)	As of November 1, 2006.

51

B. Summary Pro Forma Financials

52

Illustrative Financial Statements

Dividend Increase - Assumes an increase of annual dividends paid to $0.50 / share

($ in millions)

Fiscal Year Ended December 31,	Historical (a)						Projected (b)												CAGR
	2004		2005		LTM		2006 (d)		2007		2008 (e)		2009		2010		2011		2006-2011
Revenue (c)	$285.9		$310.6		$331.6		$328.5		$343.0		$370.2		$392.1		$414.6		$437.6		5.9%
% Growth	—		8.7%		—		5.8%		4.4%		7.9%		5.9%		5.7%		5.6%
EBITDA	54.4		59.4		69.4		70.1		75.3		82.8		88.0		93.3		98.8		7.1%
% of Revenue	19.0%		19.1%		20.9%		21.3%		21.9%		22.4%		22.4%		22.5%		22.6%
EBIT	25.1		28.9		37.1		37.8		41.7		45.9		49.1		52.5		55.9		8.2%
% of Revenue	8.8%		9.3%		11.2%		11.5%		12.2%		12.4%		12.5%		12.7%		12.8%
Net Income	9.9		11.6		15.8		17.0		17.6		19.9		21.9		24.1		26.4		9.2%
% Growth	—		16.7%		—		47.1%		3.8%		12.8%		10.2%		9.9%		9.7%
EPS	$0.72		$0.84		$1.13		$1.20		$1.25		$1.41		$1.55		$1.71		$1.87		9.2%
% Growth	—		15.4%		—		43.9%		3.8%		12.8%		10.2%		9.9%		9.7%
Selected Balance Sheet Items:
Cash & Cash Equivalents	$2.4		$1.6		$1.8		$3.5		$3.5		$3.5		$3.5		$3.5		$3.5
Total Debt	156.7		165.9		160.9		159.2		171.2		171.4		170.3		168.1		162.6
Shareholders’ Equity	117.7		129.5		141.6		144.0		154.6		167.6		182.5		199.7		219.1
Total Capital	274.4		295.4		302.6		303.2		325.8		338.9		352.8		367.8		381.7
Selected Financial Metrics:
Total Debt / EBITDA	2.9	x	2.8	x	2.3	x	2.3	x	2.3	x	2.1	x	1.9	x	1.8	x	1.6	x
Total Debt / Capitalization	57.1%		56.2%		53.2%		52.5%		52.5%		50.6%		48.3%		45.7%		42.6%
EBITDA / Interest Expense	5.5	x	6.0	x	7.2	x	7.2	x	5.6	x	5.9	x	6.3	x	6.8	x	7.3	x
Dividend Payout Ratio	21.8%		28.5%		31.6%		31.2%		39.5%		35.0%		31.8%		28.9%		26.4%

(a)	As per Company Form 10-K dated December 31, 2005 and 10-Q dated 6/30/06. Normalized to exclude non-recurring items.
(b)	Projections as per WOLFPACK Management and BAS estimates.
(c)	2007 - 2011 include incremental revenue from acquisitions.
(d)	Excludes the gain from sale of Old Kings Road.
(e)	Assumes $6 million of incremental revenue and $2.5 million of incremental EBITDA in 2008 due to Wake County Landfill.

53

Illustrative Financial Statements

Share Repurchase - Assumes repurchase of 1.25 million shares at $33.00 per share and $1.0 million of Fees & Expenses

($ in millions)

Fiscal Year Ended December 31,	Historical (a)						Projected (b)												CAGR
	2004		2005		LTM		2006 (d)		2007		2008 (e)		2009		2010		2011		2006-2011
Revenue (c)	$285.9		$310.6		$331.6		$328.5		$343.0		$370.2		$392.1		$414.6		$437.6		5.9%
% Growth	—		8.7%		—		5.8%		4.4%		7.9%		5.9%		5.7%		5.6%
EBITDA	54.4		59.4		69.4		70.1		75.3		82.8		88.0		93.3		98.8		7.1%
% of Revenue	19.0%		19.1%		20.9%		21.3%		21.9%		22.4%		22.4%		22.5%		22.6%
EBIT	25.1		28.9		37.1		37.8		41.7		45.9		49.1		52.5		55.9		8.2%
% of Revenue	8.8%		9.3%		11.2%		11.5%		12.2%		12.4%		12.5%		12.7%		12.8%
Net Income	9.9		11.6		15.8		17.0		15.5		17.7		19.8		21.9		24.2		7.4%
% Growth	—		16.7%		—		47.1%		(9.0)%		14.6%		11.4%		10.9%		10.7%
EPS	$0.72		$0.84		$1.13		$1.20		$1.22		$1.40		$1.56		$1.73		$1.92		9.8%
% Growth	—		15.4%		—		43.9%		1.8%		14.6%		11.4%		10.9%		10.7%
Selected Balance Sheet Items:
Cash & Cash Equivalents	$2.4		$1.6		$1.8		$3.5		$3.5		$3.5		$3.5		$3.5		$3.5
Total Debt	156.7		165.9		160.9		201.5		213.6		213.8		212.9		210.8		205.5
Shareholders’ Equity	117.7		129.5		141.6		102.7		113.2		126.0		140.7		157.7		176.9
Total Capital	274.4		295.4		302.6		304.2		326.8		339.8		353.6		368.5		382.4
Selected Financial Metrics:
Total Debt / EBITDA	2.9	x	2.8	x	2.3	x	2.9	x	2.8	x	2.6	x	2.4	x	2.3	x	2.1	x
Total Debt / Capitalization	57.1%		56.2%		53.2%		66.2%		65.4%		62.9%		60.2%		57.2%		53.7%
EBITDA / Interest Expense	5.5	x	6.0	x	7.2	x	7.2	x	4.5	x	4.8	x	5.1	x	5.4	x	5.8	x
Dividend Payout Ratio	21.8%		28.5%		31.6%		31.2%		32.2%		28.1%		25.2%		22.7%		20.5%

(a)	As per Company Form 10-K dated December 31, 2005 and 10-Q dated 6/30/06. Normalized to exclude non-recurring items.
(b)	Projections as per WOLFPACK Management and BAS estimates.
(c)	2007 – 2011 include incremental revenue from acquisitions.
(d)	Excludes the gain from sale of Old Kings Road.
(e)	Assumes $6 million of incremental revenue and $2.5 million of incremental EBITDA in 2008 due to Wake County Landfill.

54

Illustrative Financial Statements

One Time Dividend - Assumes One-Time Dividend of $3.00 per share and $1.0 million of Fees & Expenses

($ in millions)

Fiscal Year Ended December 31,	Historical (a)						Projected 3 (b)												CAGR
	2004		2005		LTM		2006 (d)		2007		2008 (e)		2009		2010		2011		2006-2011
Revenue (c)	$285.9		$310.6		$331.6		$328.5		$343.0		$370.2		$392.1		$414.6		$437.6		5.9%
% Growth	—		8.7%		—		5.8%		4.4%		7.9%		5.9%		5.7%		5.6%
EBITDA	54.4		59.4		69.4		70.1		75.3		82.8		88.0		93.3		98.8		7.1%
% of Revenue	19.0%		19.1%		20.9%		21.3%		21.9%		22.4%		22.4%		22.5%		22.6%
EBIT	25.1		28.9		37.1		37.8		41.7		45.9		49.1		52.5		55.9		8.2%
% of Revenue	8.8%		9.3%		11.2%		11.5%		12.2%		12.4%		12.5%		12.7%		12.8%
Net Income	9.9		11.6		15.8		17.0		15.4		17.7		19.7		21.8		24.1		7.2%
% Growth	—		16.7%		—		47.1%		(9.1)%		14.4%		11.3%		10.8%		10.6%
EPS	$0.72		$0.84		$1.13		$1.20		$1.09		$1.25		$1.39		$1.54		$1 .70		7.2%
% Growth	—		15.4%		—		43.9%		(9.1)%		14.4%		11.3%		10.8%		10.6%
Selected Balance Sheet Items:
Cash & Cash Equivalents	$2.4		$1.6		$1.8		$3.5		$3.5		$3.5		$3.5		$3.5		$3.5
Total Debt	156.7		165.9		160.9		201.6		214.3		215.3		215.0		213.7		209.1
Shareholders’ Equity	117.7		129.5		141.6		102.6		112.4		124.5		138.6		154.8		173.3
Total Capital	274.4		295.4		302.6		304.2		326.8		339.8		353.6		368.5		382.4
Selected Financial Metrics:
Total Debt / EBITDA	2.9	x	2.8	x	2.3	x	2.9	x	2.8	x	2.6	x	2.4	x	2.3	x	2.1	x
Total Debt / Capitalization	57.1%		56.2%		53.2%		66.3%		65.6%		63.4%		60.8%		58.0%		54.7%
EBITDA / Interest Expense	5.5	x	6.0	x	7.2	x	7.2	x	4.5	x	4.7	x	5.0	x	5.4	x	5.7	x
Dividend Payout Ratio	21.8%		28.5%		31.6%		31.2%		36.1%		31.6%		28.4%		25.6%		23.2%

(a)	As per Company Form 10-K dated December 31, 2005 and 10-Q dated 6/30/06. Normalized to exclude non-recurring items.
(b)	Projections as per WOLFPACK Management and BAS estimates.
(c)	2007 - 2011 include incremental revenue from acquisitions.
(d)	Excludes the gain from sale of Old Kings Road.
(e)	Assumes $6 million of incremental revenue and $2.5 million of incremental EBITDA in 2008 due to Wake County Landfill.

55

Illustrative Financial Statements

Follow On Offering – Assumes a $75 million Follow On Offering ($37.5 million of Primary and $37.5 Million of Secondary)

($ in millions)

Fiscal Year Ended December 31,	Historical (a)						Projected(b)												CAGR
	2004		2005		LTM		2006 (d)		2007		2008 (e)		2009		2010		2011		2006-2011
Revenue (c)	$285.9		$310.6		$331.6		$328.5		$343.0		$370.2		$392.1		$414.6		$437.6		5.9%
% Growth	—		8.7%		—		5.8%		4.4%		7.9%		5.9%		5.7%		5.6%
EBITDA	54.4		59.4		69.4		70.1		75.3		82.8		88.0		93.3		98.8		7.1%
% of Revenue	19.0%		19.1%		20.9%		21.3%		21.9%		22.4%		22.4%		22.5%		22.6%
EBIT	25.1		28.9		37.1		37.8		41.7		45.9		49.1		52.5		55.9		8.2%
% of Revenue	8.8%		9.3%		11.2%		11.5%		12.2%		12.4%		12.5%		12.7%		12.8%
Net Income	9.9		11.6		15.8		17.0		19.3		21.7		23.9		26.2		28.7		11.0%
% Growth	—		16.7%		—		47.1%		13.5%		12.4%		10.0%		9.7%		9.5%
EPS	$0.72		$0.84		$1.13		$1.20		$1.25		$1.40		$1.54		$1.69		$1.86		9.1%
% Growth	—		15.4%		—		43.9%		3.9%		12.4%		10.0%		9.7%		9.5%

Selected Balance Sheet Items:
Cash & Cash Equivalents	$2.4		$1.6		$1.8		$3.5		$3.5		$3.5		$3.5		$3.5		$3.5
Total Debt	156.7		165.9		160.9		127.7		137.2		134.7		130.8		125.7		117.1
Shareholders’ Equity	117.7		129.5		141.6		175.5		188.7		204.2		222.0		242.1		264.6
Total Capital	274.4		295.4		302.6		303.2		325.8		338.9		352.8		367.8		381.7

Selected Financial Metrics:
Total Debt / EBITDA	2.9	x	2.8	x	2.3	x	1.8	x	1.8	x	1.6	x	1.5	x	1.3	x	1.2	x
Total Debt / Capitalization	57.1%		56.2%		53.2%		42.1%		42.1%		39.7%		37.1%		34.2%		30.7%
EBITDA / Interest Expense	5.5	x	6.0	x	7.2	x	7.2	x	7.0	x	7.5	x	8.2	x	8.9	x	10.0	x
Dividend Payout Ratio	21.8%		28.5%		31.6%		31.2%		31.6%		28.1%		25.6%		23.3%		21.3%

Note: Analysis assumes a file to offer discount of 5%

(a)	As per Company Form 10-K dated December 31, 2005 and 10-Q dated 6/30/06. Normalized to exclude non-recurring items.
(b)	Projections as per WOLFPACK Management and BAS estimates.
(c)	2007 – 2011 include incremental revenue from acquisitions.
(d)	Excludes the gain from sale of Old Kings Road.
(e)	Assumes $6 million of incremental revenue and $2.5 million of incremental EBITDA in 2008 due to Wake County Landfill.

56

C. Detailed Comparable Company Analysis

57

Detailed Comparable Company Analysis

Trading Multiples and Statistics

($ in millions)

			Enterprise Value as a Multiple of:																		Equity Value/ Book Value		Stock Price(a) as a Multiple of EPS
	Equity	Enterprise	Revenues						EBITDA						EBIT														PEG		Dividend
Company	Value(a)(b)	Value (c)	LTM		2006E		2007P		LTM		2006E		2007P		LTM		2006E		2007P				LTM		2006E		2007P		Ratio		Yield(a)
Solid Waste Management Companies
Allied Waste Industries, Inc	$4,942.7	$12,658.0	2.14	x	2.08	x	2.00	x	8.7	x	8.3	x	7.9	x	14.3	x	13.4	x	12.7	x	1.69	x	35.7	x	25.3	x	21.6	x	1.8	x	0.0%
Casella Waste Systems	298.7	826.3	1.54		1.54		1.49		8.0		7.6		7.2		22.6		21.8		21.9		1.99		82.3		101.4		69.9		5.6		0.0%
Republic Services Inc	5,816.4	7,447.7	2.49		2.42		2.31		9.5		9.2		8.9		15.1		14.7		14.8		3.98		22.8		20.9		19.2		1.8		1.5%
Waste Connections	1 ,921.3	2,586.9	3.23		3.13		2.82		10.7		10.6		9.4		15.4		15.3		13.5		2.72		23.2		23.5		19.9		1.4		0.0%
Waste Management Inc.	21,004.5	29,188.5	2.17		2.16		2.10		8.6		8.4		8.1		14.2		13.9		13.2		3.41		20.3		21.3		19.4		1.9		2.3%
Waste Services, Inc.	374.0	788.2	1.92		1.90		1.76		11.3		11.4		8.3		NM		NM		16.6		1.43		NM		NM		NM		NM		0.0%
Average	$5,726.3	$8,915.9	2.25	x	2.21	x	2.08	x	9.5	x	9.2	x	8.3	x	16.3	x	15.8	x	15.5	x	2.53	x	36.9	x	38.5	x	30.0	x	2.5	x	0.6%
Median	3,432.0	5,017.3	2.15		2.12		2.05		9.1		8.8		8.2		15.1		14.7		14.1		2.35		23.2		23.5		19.9		1.8		0.0%

WOLFPACK	$418.3	$577.5	1.74	x	1.76	x	1.68	x	8.3	x	8.2	x	7.7	x	15.6	x	15.3	x	13.8	x	2.95	x	26.1	x	24.6	x	23.7	x	NM		1.4%

Notes

*	Outliers excluded from Summary Multiples and Statistics.

Note: Fiscal years ending between October 31 and February 28 not calendarized. All other data calendarized to conform to December 31 fiscal year end.

(a)	Based on closing stock prices on November 10, 2006.
(b)	Assumes in-the-money exercisable options are exercised and proceeds from such exercise are used to repurchase common stock at the market price (treasury method).

In certain cases, also assumes the conversion of significantly in-the-money convertible debt and preferred issues.

(c)	Calculated as Equity Value plus total debt, minority interest (at book value unless otherwise noted) and preferred stock, less cash & equivalents.

58

Detailed Comparable Company Analysis

Financial Margins and Growth Rates

	Gross Profit Margin			EBITDA Margin			EBIT Margin			Net Income Margin			Projected CAGR(a) 2005 - 2007P				Historical EPS Growth(b)	Projected EPS Growth(a)
Company	LTM	2006E	2007P	LTM	2006E	2007P	LTM	2006E	2007P	LTM	2006E	2007P	Revenues	EBITDA	EBIT	Net Inc.
Solid Waste Management Companies
Allied Waste Industries, Inc	34.8%	34.8%	34.9%	24.6%	25.2%	25.3%	15.0%	15.5%	15.7%	2.2%	3.1%	4.0%	5.2%	5.3%	5.5%	35.3%	(10.8)%	12.3%
Casella Waste Systems	33.3%	33.4%	33.3%	19.1%	20.2%	20.6%	6.8%	7.1%	6.8%	0.7%	0.5%	0.8%	3.5%	5.7%	(2.5)%	(2.7)%	(1.0)%	12.5%
Republic Services Inc	36.9%	37.0%	36.5%	26.4%	26.4%	25.8%	16.5%	16.5%	15.6%	8.8%	8.9%	8.4%	6.2%	4.8%	2.5%	3.0%	8.8%	10.7%
Waste Connections	40.2%	39.7%	40.0%	30.2%	29.7%	30.2%	21.0%	20.4%	20.9%	10.2%	9.8%	10.2%	12.7%	8.6%	6.4%	3.4%	11.6%	13.8%
Waste Management Inc.	35.4%	35.7%	36.0%	25.2%	25.6%	25.9%	15.3%	15.5%	15.9%	7.8%	7.3%	7.6%	3.0%	6.6%	9.9%	10.6%	6.7%	10.0%
Waste Services, Inc.	30.2%	27.7%	27.7%	17.0%	16.7%	21.1%	6.3%	6.2%	10.6%	(10.0)%	(6.4)%	NA	8.1%	29.9%	91.2%	NA	(43.1)%	NA
Average	35.1%	34.7%	34.7%	23.8%	23.9%	24.8%	13.5%	13.5%	14.3%	3.3%	3.9%	6.2%	6.5%	10.1%	18.9%	9.9%	(4.6)%	11.8%
Median	35.1%	35.3%	35.5%	24.9%	25.4%	25.5%	15.1%	15.5%	15.6%	5.0%	5.2%	7.6%	5.7%	6.1%	6.0%	3.4%	2.9%	12.3%

WOLFPACK	34.3%	34.6%	35.2%	20.9%	21.3%	21.9%	11.2%	11.5%	12.2%	4.8%	5.2%	5.2%	5.1%	12.6%	20.2%	23.7%	NA	NA

Notes

*	Outliers excluded from Summary Margins & Growth Rates.

Note: Fiscal years ending between October 31 and February 28 not calendarized ? all other data calendarized to conform to December 31 fiscal year end.

(a)	Cumulative Average Growth Rate calculated based on growth from the company’s latest fiscal year results to the company’s projected fiscal results.
(b)	As per Bloomberg as of November 10, 2006. Growth rate of actual historical five year fiscal EPS growth.
(c)	As per First Call consensus estimates on November 10, 2006. Growth rate of projected five year fiscal year EPS growth. I/B/E/S consensus utilized if no First Call data available.

59

Detailed Comparable Company Analysis

Financial Results and Book Capitalization

($ In millions, except per share data)

	Revenue			EBITDA			EBIT			Net Income			Earnings Per Share			Cash & Equiv.(a)	Total Debt(b)	Book Value(c)
Company	LTM	2006E	2007P	LTM	2006E	2007P	LTM	2006E	2007P	LTM	2006E	2007P	LTM	2006E	2007P
Solid Waste Management Companies
Allied Waste Industries, Inc	$5,924.2	$6,079.0	$6,342.0	$1,456.4	$1,529.0	$1,604.0	$887.4	$945.0	$995.0	$127.9	$189.9	$252.3	$0.37	$0.53	$0.62	$47.6	$7,182.1	$2,927.5
Casella Waste Systems	537.4	536.0	555.7	102.9	108.3	114.7	36.5	37.9	37.7	3.6	2.9	4.3	0.14	0.12	0.17	6.7	464.5	150.0
Republic Services Inc	2,985.4	3,081.4	3,229.8	787.8	813.4	833.1	493.3	507.7	503.9	262.4	275.7	272.5	1.87	2.05	2.23	30.7	1,662.0	1,463.0
Waste Connections	802.1	825.8	917.1	242.0	245.1	276.6	168.5	168.7	191.8	81.9	80.7	93.3	1.74	1.72	2.03	10.5	647.8	707.3
Waste Management Inc.	13,452.0	13,536.0	13,876.0	3,396.0	3,459.0	3,598.0	2,058.0	2,103.0	2,209.0	1,043.3	985.4	1,056.4	1.90	1.81	1.98	746.0	8,642.0	6,160.0
Waste Services, Inc.	411.2	414.1	447.3	70.0	69.1	94.4	26.0	25.7	47.4	(41.1)	(26.4)	NA	-1.20	-0.77	0.04	1.7	316.5	261.9
Average	$4,018.7	$4,078.7	$4,228.0	$1,009.2	$1,037.3	$1,086.8	$611.6	$631.3	$664.1	$246.3	$251.4	$335.8	$0.80	$0.91	$1.18	$140.5	$3,152.5	$1,945.0
Median	1,893.8	1,953.6	2,073.4	514.9	529.3	554.9	330.9	338.2	347.9	104.9	135.3	252.3	1.06	1.12	1.30	20.6	1,154.9	1,085.2

WOLFPACK	$331.6	$328.5	$343.0	$69.4	$70.1	$75.3	$37.1	$37.8	$41.7	$15.8	$17.0	$17.7	$1.13	$1.20	$1.25	$1.8	$160.9	$141.6

Notes

Note: Fiscal years ending between October 31 and February 28 not calendarized ? all other data calendarized to conform to December 31 fiscal year end.

Note: All financial results exclude extraordinary items, one time charges, accounting changes and discontinued operations. Please consult the Company’s public documents for more information.

(a)	Includes cash, cash equivalents, short-term investments and investments in affiliates as noted on individual Company footnotes.
(b)	Includes debt, minority interest (at book value unless otherwise noted) and preferred stock. Convertible securities that are not significantly in-the-money are included.
(c)	Book value less intangible assets including goodwill.

60

Detailed Comparable Company Analysis

Trading Performance and Other Statistics

($ in millions, except per share data)

											Credit Statistics			Returns				Sources
	Ticker	Stock Price 11/10/06	Basic Shares(a)	Diluted Shares(b)	Equity Value	Enterprise Value	52 Week Stats.			Projected Equity Beta (c)	Total Debt/ LTM EBITDA		Total Debt/ Total Book Cap.	Return on Assets	Return on Equity	Return on Invested Capital	Return on Tang. Invested Capital	Fiscal Year Ended	Latest 12 Months Ended	Projected Data as of:
Company							High	—	Low
Solid Waste Management Companies
Allied Waste Industries, Inc	AW	$13.38	367.583	369.412	4,942.7	12,658.0	$14.38	—	$8.29	1.19	4.9	x	67.2%	0.9%	4.8%	4.4%	21.0%	12/31/2005	6/30/2006	8/2/2006
Casella Waste Systems	CWST	11.72	25.262	25.489	298.7	826.3	16.48	—	10.01	1.01	4.5		67.7%	0.5%	2.5%	3.7%	5.2%	4/30/2006	7/31/2006	8/17/2006
Republic Services Inc	RSG	42.82	131.850	135.834	5,816.4	7,447.7	44.21	—	34.90	0.58	2.1		53.2%	5.9%	16.7%	8.8%	16.2%	12/31/2005	6/30/2006	7/27/2006
Waste Connections	WCN	40.43	45.491	47.522	1,921.3	2,586.9	41.92	—	33.32	0.59	2.7		46.8%	4.8%	11.5%	7.0%	15.4%	12/31/2005	9/30/2006	8/29/2006
Waste Management Inc.	WMI	38.52	535.013	545.288	21,004.5	29,188.5	38.64	—	29.67	0.66	2.5		57.3%	5.0%	17.0%	9.1%	14.1%	12/31/2005	9/30/2006	10/26/2006
Waste Services, Inc.	WSII	10.24	36.066	36.527	374.0	788.2	11.00	—	7.98	0.93	4.5		46.7%	NM	NM	2.7%	6.3%	12/31/2005	9/30/2006	NA
Average		$26.19	190.211	193.345	5,726.3	8,915.9	$27.77	—	$20.70	0.83	3.5	x	56.5%	3.4%	10.5%	5.9%	13.0%
Median		25.95	88.670	91.678	3,432.0	5,017.3	27.56	—	19.84	0.80	3.6		55.2%	4.8%	11.5%	5.7%	14.8%

WOLFPACK		$29.60	13.943	14.132	418.3	577.5	$31.87	—	$12.80	0.73	2.3	x	53.2%	4.3%	6.2%	5.5%	8.4%	12/31/2005	6/30/2006	3/2/2006

Notes

Outliers excluded from Summary Trading Performance & Other Statistics.

(a)	Primary shares as stated on the front cover of the Company’s latest financial statements, adjusted for any share splits or share dividends.
(b)	Calculated as primary shares adjusted assuming in-the-money exercisable options are exercised and proceeds from such exercise are used to repurchase common stock at the market price (treasury method).
(c)	Based on Barra’s projected beta as of November 10, 2006.

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